Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2012 Results

Company Announces Regular Quarterly Dividend of $0.46 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--April 26, 2012--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Highlights:

  Revenues of $44.5 million;
  12-month backlog of $145 million;
  Earnings per diluted share of $0.51;
  Cash provided by operations of $8.6 million; and
  Quarterly dividend of $0.46 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2012.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.46 (forty-six cents) per share, payable on May 25, 2012, to stockholders of record as of the close of business on May 10, 2012.

Total revenues for the first quarter ended March 31, 2012, increased 10.2% to $44.5 million, compared with total revenues of $40.4 million for the prior-year quarter. Net income for the quarter ended March 31, 2012, increased 5.1% to $5.6 million, or $0.51 per diluted share, compared with $5.4 million, or $0.49 per diluted share, for the quarter ended March 31, 2011. Cash provided by operations for the first quarter of 2012 was $8.6 million, compared with $14.3 million for the prior-year quarter.

During the quarter, the Company installed systems under contracts providing for an aggregate consideration of $5.0 million, for which a substantial majority of the consideration will be received and revenue recognized in subsequent periods upon hospitals successfully achieving Meaningful Use designation.

CPSI’s 12-month backlog as of March 31, 2012, was $145 million, consisting of $39 million in non-recurring system purchases and $106 million in recurring payments for support, Business Management Services and SAAS contracts.

A listen-only simulcast and replay of CPSI’s first quarter 2012 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 27, 2012, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 45 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,300 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; the funding uncertainties associated with and potential expenditures required by the American Recovery and Reinvestment Act of 2009 in connection with the adoption of electronic health records; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates; government regulation of the healthcare and health insurance industries; changes in accounting principles generally accepted in the United States; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; potential intellectual property claims against us; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Sales revenues:
System sales	$17,074	$15,607
Support and maintenance	18,137	16,162
Business management services	9,278	8,611
Total sales revenues	44,489	40,380

Cost of sales:
System sales	11,899	12,121
Support and maintenance	7,669	6,444
Business management services	5,654	4,679
Total cost of sales	25,222	23,244
Gross profit	19,267	17,136

Operating expenses:
Sales and marketing	3,640	2,925
General and administrative	6,628	5,720
Total operating expenses	10,268	8,645

Operating income	8,999	8,491
Interest income, net	159	153
Income before taxes	9,158	8,644
Provision for income taxes	3,509	3,271
Net income	$5,649	$5,373

Basic earnings per share	$0.51	$0.49
Diluted earnings per share	$0.51	$0.49

Weighted average shares outstanding:
Basic	11,063	10,963
Diluted	11,063	10,963

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands)

	March 31, 2012	Dec. 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,558	$6,664
Investments	17,567	16,487
Accounts receivable, net of allowance for doubtful accounts of $1,264 and $1,276, respectively	22,478	21,521
Financing receivables, current portion (net)	3,722	3,781
Inventory	2,012	1,839
Deferred tax assets	2,538	2,544
Prepaid income taxes	–	835
Prepaid expenses and other	933	498
Total current assets	57,808	54,169

Financing receivables, long-term (net)	4,930	4,057
Property and equipment	22,740	30,745
Accumulated depreciation	(5,457)	(13,326)
Total assets	$80,021	$75,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,750	$2,469
Deferred revenue	6,149	5,590
Accrued vacation	3,459	3,212
Income taxes payable	2,860	–
Other accrued liabilities	5,128	5,400
Total current liabilities	20,346	16,671

Deferred tax liabilities	1,382	1,590

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 11,063 shares issued and outstanding in both periods	11	11
Additional paid-in capital	31,905	31,582
Accumulated other comprehensive income	34	7
Retained earnings	26,343	25,784
Total stockholders’ equity	58,293	57,384
Total liabilities and stockholders’ equity	$80,021	$75,645

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$8,551	$14,290
Purchases of property and equipment	(549)	(298)
Free cash flow	$8,002	$13,992

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Boyd Douglas, 251-639-8100
President and Chief Executive Officer